EXHIBIT 10.01

                                   AGREEMENT


     THIS AGREEMENT, made as of the 26th day of November, 2002 by and between Derma Sciences, Inc., a business corporation organized under the laws of the Commonwealth of Pennsylvania ("Employer"), and Robert C. Cole ("Employee").

     WHEREAS, Employee will be employed by Employer as its Vice President - Sales and Marketing, and

     WHEREAS, the parties desire to memorialize the terms and conditions of Employee's employment by Employer,

     NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants herein contained, hereby agree as follows:

     1. EMPLOYMENT. Employer hereby employs Employee, and Employee agrees to be employed by Employer, as Employer's Vice President - Sales and Marketing upon the terms and conditions hereinbelow set forth.

     2. TIME AND EFFORTS. Employee will devote substantially all of his business time and efforts to his duties hereunder.

     3. COMPENSATION. During the Term hereof Employer shall pay compensation to Employee as follows:

          (a) Base compensation at the rate of One Hundred Fifty Five Thousand ($155,000) per year;

          (b) Bonus, stock options and/or such other incentive compensation as may be determined by Employer's board of directors upon recommendation of its compensation committee.

     Reviews by the compensation committee of Employee's base compensation and incentive compensation shall be undertaken not less often than annually. The principal criteria utilized by the compensation committee in the conduct of its reviews shall be the extent to which Employer attains its performance objectives and the extent of Employee's contributions thereto.

     4. FRINGE BENEFITS. Employee shall receive a vehicle allowance, together with medical, disability and group term insurance in accordance with Company policies as from time-to-time established.

     5. TERM. This Agreement shall be effective as of January 1, 2003 and shall expire on December 31, 2003 unless renewed or extended by mutual agreement of the parties hereto. Provided, however, this Agreement shall automatically renew for successive one-year periods unless, not later than ninety (90) days prior to the end of a given Term hereof, Employer or Employee serves written notice upon the other party of its/his intention not to renew this Agreement.

     6. SEVERANCE. Upon the failure by Employer, on or prior to each anniversary hereof, to extend to Employee its offer to renew this Agreement for the succeeding twelve month period, and provided only that Employer's failure to renew this Agreement is "without cause," Employer shall pay to Employee severance compensation in the amount of one year's base compensation at the rate most recently in effect pursuant to paragraph 3(a) hereof.

     7. CHANGE IN CONTROL. Within six months of the occurrence of a "change in control" of Employer (defined below), Employee may, but shall have no obligation to, tender his resignation from Employer and receive severance compensation as provided in paragraph 5 above to the same extent as if Employer failed to renew this Agreement "without cause." For purposes of this paragraph, a "change in control" shall mean a change in ownership of stock possessing greater than fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote of Employer.

     IN WITNESS WHEREOF, this Agreement has been executed by Employee and Employer as of the date first hereinabove written.

                                   EMPLOYER:

                                   DERMA SCIENCES, INC.



                                   By:/s/ Edward J. Quilty
                                      -----------------------------------------
                                      Edward J. Quilty
                                      President and Chief Executive Officer


                                   EMPLOYEE:



                                   /s/ Robert C. Cole
                                   --------------------------------------------
                                   Robert C. Cole